Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Loehmann's, Inc. of our report dated March 6, 1998, included in the 1997 Annual Report to Stockholders of Loehmann's, Inc.

         We also consent to the incorporation by reference in Registration Statements (Form S-8 Numbers 333-31701, 333-05751 and 333-05749) of Loehmann's, Inc. of our report dated March 6, 1998, with respect to the consolidated statements incorporated herein by reference.


                                            /s/ Ernst & Young LLP
                                            ---------------------

New York, New York
May 1, 1998